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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of Healthaxis Inc. (formerly Provident American Corporation) on Form S-8 (SEC File No. 333-15997, SEC File No. 333-83091 and SEC File No. 333-71223 of our report dated March 28, 2000, with respect to the consolidated financial statements of Insurdata Incorporated included in this Form 8-K of HealthAxis Inc.

                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP


Dallas, TX
March 28, 2000